CONSENT OF Ernst & Young LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Financial Highlights" in the Prospectus and to the incorporation by reference in this Post-Effective Amendment Number 15 to the Registration Statement (Form N-1A)(No. 33-53598) of North American Government Bond Fund, Inc. of our report dated December 6, 2002, included in the October 31, 2002 Annual Report to shareholders.

/s/ ERNST & YOUNG LLP

ERNST & YOUNG LLP
Philadelphia, Pennsylvania
May 12, 2003